Exhibit 10.1

TRANSACTION BONUS PAYOUT AGREEMENT

[Outside Directors]

This TRANSACTION BONUS PAYOUT AGREEMENT (this “Agreement”) is entered into as of July 31, 2017 by and among Invitae Corporation, a Delaware corporation (“Invitae”), CombiMatrix Corporation, a Delaware corporation (“CombiMatrix”), and [●] (the “Recipient”). For purposes of this Agreement, the “Invitae Group” refers to Invitae, CombiMatrix and their respective affiliates.

WHEREAS, on December 2, 2015, CombiMatrix adopted the CombiMatrix Transaction Bonus Plan (the “Transaction Bonus Plan”) pursuant to which certain employees of CombiMatrix may receive transaction bonuses on a Qualifying Transaction (as defined in the Transaction Bonus Plan); and

WHEREAS, the merger (the “Merger”) of Coronado Merger Sub, Inc., a Delaware corporation (“Merger Sub”), with and into CombiMatrix, with CombiMatrix continuing as the surviving corporation, pursuant to that Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Invitae, CombiMatrix and Merger Sub, shall constitute a Qualifying Transaction under the Transaction Bonus Plan; and

WHEREAS, Invitae and CombiMatrix desire to set forth herein the terms and conditions pursuant to which the Recipient’s right to be paid a transaction bonus as defined in the Transaction Bonus Plan (the “Transaction Bonus”) shall be settled in connection with the Merger.

NOW, THEREFORE, in consideration of the covenants and premises described in this Agreement and other valuable consideration, the sufficiency of which the parties hereby acknowledge, the parties, intending to be legally bound, agree as follows:

1.	Effective Date. This Agreement is effective as of the date on which the closing of the Merger occurs (such date, the “Closing Date”). In the event that the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically be deemed null and void and of no further force and effect.

2.	Transaction Bonus. Subject to the terms and conditions of this Agreement and the Transaction Bonus Plan, Invitae shall grant the Recipient unrestricted shares of Invitae Common Stock (as defined in the Merger Agreement) on the Closing Date (or as soon as practicable thereafter). The number of shares of Invitae Common Stock shall be equal to the dollar amount of the transaction bonus awarded to the Recipient under the Transaction Bonus Plan divided by the Invitae Trailing Average Share Value (as defined in the Merger Agreement). The grant of the unrestricted shares of Invitae Common Stock in accordance with this Agreement shall constitute payment of the Transaction Bonus in full settlement of all of the Recipient’s rights under the Transaction Bonus Plan. To the extent such shares of Invitae Common Stock are not covered by a registration statement that is effective before the Closing Date under the Securities Act of 1933, as amended (the “Act”), Invitae will use commercially reasonable efforts to register the shares for resale as soon as reasonably practicable on a registration statement on Form S-3 or another appropriate form in accordance with the Act.

3.	Conditions to Receipt of Transaction Bonus. The Recipient’s right to receive the Transaction Bonus is conditioned on the Recipient’s execution of this Agreement and the Recipient’s continued service with CombiMatrix until immediately prior to the Closing Date.

4.	[RESERVED]

5.	Miscellaneous.

(a)	Entire Agreement; Amendment. This Agreement and the Transaction Bonus Plan embody the entire agreement and understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings between the parties with respect to such subject matter (whether or not written). In the event of a conflict between the provisions of this Agreement and the Transaction Bonus Plan, the provisions of this Agreement shall control and the Transaction Bonus Plan shall be deemed amended with the consent of the Recipient accordingly. This Agreement may be amended or modified only by written agreement signed by the parties.

(b)	No Contract for Continuing Services. This Agreement shall not be construed as creating any contract for continued services between the Invitae Group and the Recipient and nothing herein contained shall give the Recipient the right to be retained as an employee, consultant or director of the Invitae Group.

(c)	No Transfers. The Recipient’s rights in the Transaction Bonus may not be assigned or transferred other than to the Recipient’s heirs by reason of the Recipient’s death.

(d)	Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to any principles of conflict of laws of such state that would require the application of the laws of any other jurisdiction.

(e)	Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(f)	Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

(g)	Successors; Assignability. This Agreement shall inure to the benefit of and be binding upon the parties, their respective successors, executors, administrators, heirs and permitted assigns; nothing in this Agreement, express or implied, is intended to confer on any person or entity other than the parties and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Recipient may not assign, delegate or otherwise transfer any of the Recipient’s rights or obligations under this Agreement. Invitae or CombiMatrix may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, or to any successor to one or more of its businesses, its rights or obligations under this Agreement without the prior written consent signed by the Recipient.

(h)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(i)	Section 409A. This Agreement is intended to comply with Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”) or an exemption therefrom and shall be interpreted, construed and administered in accordance with Section 409A or such exemption. To the extent that any amounts payable hereunder are determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A, such amounts shall be subject to such additional rules and requirements in order to comply with Section 409A and the settlement of any such amounts may not be accelerated or delayed except to the extent permitted by Section 409A. The Invitae Group makes no representation or warranty and shall have no liability to the Recipient or any other person if any payments under any provisions of this Agreement are determined to constitute deferred compensation under Section 409A that are subject to the 20% tax under Section 409A.

(j)	Cooperation. The parties shall cooperate reasonably with each other, at the request of any party, to modify the arrangements contemplated by this Agreement so long as any such modified arrangements do not leave any party in a worse position (in such party’s sole discretion).

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMBIMATRIX CORPORATION

By
Name:
Title:

INVITAE CORPORATION

By
Name:
Title:

RECIPIENT

Name:

[Signature Page to Director Transaction Bonus Payout Agreement]